Exhibit 99.5

PROJECT DIGNITY 2007 BUSINESSES (Alderwoods)

Financial statement for 40 weeks ended October 7, 2006

PROJECT DIGNITY 2007 BUSINESSES (Alderwoods)

CONDENSED COMBINED STATEMENT OF OPERATIONS

40 WEEKS ENDED OCTOBER 7, 2006

(Unaudited)

(In thousands)

Revenues	$15,666
Costs and expenses	(15,568)

Gross profit	98
General and administrative expenses	(2,164)

Operating loss	(2,066)
Interest expense	(1,508)
Other income, net	—

Loss before income taxes	(3,574)
Benefit for income taxes	89

Net loss	$(3,485)

(See notes to unaudited condensed combined financial statements)

PROJECT DIGNITY 2007 BUSINESSES (Alderwoods)

CONDENSED COMBINED BALANCE SHEET

OCTOBER 7, 2006

(Unaudited)

(In thousands)

ASSETS
Current assets:
Cash	$18
Receivables, net	493
Inventories	382
Other current assets	7

Total current assets	900
Preneed funeral receivables and trust investments	5,117
Preneed cemetery receivables and trust investments	33,537
Cemetery property, at cost	8,184
Property and equipment, at cost, net	14,664
Deferred charges and other assets	839
Cemetery perpetual care trust investments	21,605

$84,846

LIABILITIES & OWNER’S DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$1,100
Income taxes	89

Total current liabilities	1,189
Deferred preneed funeral revenues	2,088
Deferred preneed cemetery revenues	6,700
Other liabilities	980
Advances from affiliates	22,713
Non-controlling interest in funeral and cemetery trusts	32,677
Non-controlling interest in perpetual care trusts	21,474
Commitments and contingencies (Note 7)
Owner’s deficit	(2,975)

$84,846

(See notes to unaudited condensed combined financial statements)

PROJECT DIGNITY 2007 BUSINESSES (Alderwoods)

CONDENSED COMBINED STATEMENT OF CASH FLOWS

40 WEEKS ENDED OCTOBER 7, 2006

(Unaudited)

(In thousands)

Net cash used in operating activities	$(2,256)

Cash flows from investing activities:
Capital expenditures	(770)
Proceeds from divestitures and sales of property and equipment	3

Net cash used in investing activities	(767)

Cash flows from financing activities:
Advances from affiliates	3,023

Net cash provided by financing activities	3,023

Net change in cash	—
Cash at beginning of period	18

Cash at end of period	$18

(See notes to unaudited condensed combined financial statements)

PROJECT DIGNITY 2007 BUSINESSES (Alderwoods)

CONDENSED COMBINED STATEMENT OF OWNER’S EQUITY (DEFICIT)

(Unaudited)

Owner’s Equity (Deficit)
(In thousands)
Balance at December 31, 2005	$510
Net loss	(3,485)

Balance at October 7, 2006	$(2,975)

(See notes to unaudited condensed combined financial statements)

PROJECT DIGNITY 2007 BUSINESSES (Alderwoods)

NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS

1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations and Basis of Presentation

The accompanying financial statements present the condensed combined financial position, results of operations, changes in owner’s equity (deficit), and cash flows of certain businesses of Alderwoods Group Inc. (“Parent” or “Alderwoods”). These financial statements include the accounts of 21 funeral homes and 30 cemeteries (collectively, the “Businesses”) being purchased by StoneMor Operating LLC (“StoneMor”) as outlined in a Letter of Intent dated October 4, 2007 and referred to as Project Dignity 2007.

On November 28, 2006, Alderwoods was acquired by Service Corporation International (“SCI”). The condensed combined financial statements of the Businesses contained herein reflect the financial position at October 7, 2006 for funeral homes and cemeteries wholly-owned by Alderwoods on that date, and the results of operations, changes in owner’s equity (deficit), and cash flows for the 40 weeks ended October 7, 2006.

The condensed combined financial statements are unaudited but include all adjustments, consisting of normal recurring accruals and any other adjustments, which management considers necessary for a fair presentation of the results for these periods. These condensed combined financial statements have been prepared in a manner consistent with the accounting policies described in the combined financial statements as of and for the period January 1, 2006 to November 28, 2006, unless otherwise disclosed herein, and should be read in conjunction therewith. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year period.

The Businesses’ funeral service and cemetery operations consist of funeral service locations, cemeteries, crematoria, and related businesses. Funeral service locations provide all professional services relating to funerals and cremations, including the use of funeral facilities and motor vehicles and preparation and embalming services. Funeral-related merchandise, including caskets, burial vaults, cremation receptacles, flowers, and other ancillary products and services, is sold at funeral service locations. Cemeteries provide cemetery property interment rights, including mausoleum spaces, lots, and lawn crypts, and sell cemetery-related merchandise and services, including stone and bronze memorials, markers, casket and cremation memorialization products, merchandise installations, and burial openings and closings. The Businesses also sell preneed funeral and cemetery products and services whereby a customer contractually agrees to the terms of certain products and services to be provided in the future.

All significant inter-entity balances and transactions between the Businesses have been eliminated in the condensed combined financial statements.

The preparation of these financial statements include the use of “carve out” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred by Alderwoods at the Parent level, which relate to or were incurred on behalf of the Businesses, have been identified and allocated as appropriate to properly reflect the stand-alone financial results of the Businesses, in accordance with accounting principles generally accepted in the United States of America. In this context, no direct owner relationship existed among the various locations comprising the Businesses as described above. Accordingly, Alderwoods’ net investment in the Businesses is shown as Owner’s Equity (Deficit) in these condensed combined financial statements.

In the ordinary course of business, Alderwoods provided various services to the Businesses, including accounting, treasury, tax, legal, human resources, public affairs, the use of centralized facilities and assets owned by Alderwoods, and executive oversight. The costs of performing these services have been allocated to these Businesses based on the Businesses’ total revenue as a percent of Alderwoods’ total revenue. Both Alderwoods and the Businesses consider these cost allocations to be reasonable reflections of the cost of services provided. Charges for these services recorded as General and administrative expenses totaled $2.2 million for the 40 weeks ended October 7, 2006. Additionally, included in Interest expense is $1.5 million of interest costs on the intercompany advances due to Alderwoods for the 40 weeks ended October 7, 2006. No debt or associated interest expense has been allocated to the Businesses from the Parent.

Throughout the periods covered by the combined financial statements, Alderwoods provided cash management services to the Businesses through centralized treasury systems such that cash was either advanced or drawn from Alderwoods with a corresponding decrease or increase to Advances from affiliates, net. As a result, all charges and cost allocations to the Businesses covered by such centralized treasury systems were deemed to have been paid by the Businesses to Alderwoods, in cash, during the period in which the related costs were recorded in the combined financial statements. Increases or decreases in Advances from affiliates, net are classified as financing activities in the combined statement of cash flows.

All of the allocations and estimates in these condensed combined financial statements are based on assumptions that management believes are reasonable under the circumstances. However, these allocations and estimates are not necessarily indicative of the costs and expenses that would have resulted had the Businesses been operated as a stand-alone, independent entity.

Use of Estimates in the Preparation of Financial Statements

The preparation of the condensed combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed combined financial statements and the reported amounts of expenses during the reporting period. As a result, actual results could differ from these estimates.

Effective Tax Rate

The effective tax rate for the 40 weeks ended October 7, 2006 was 2.5%. The effective tax rate was impacted by state income taxes and the establishment of valuation allowances against net operating losses.

2. Recent Accounting Pronouncements and Accounting Changes

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements” (SFAS 157), which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. The provisions of SFAS 157 are effective January 1, 2008 for the Businesses. The Businesses are currently evaluating the impact of adopting SFAS 157 on their combined financial statements.

In July 2006, FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109 (FIN 48) was issued, which clarifies the accounting for uncertain income tax positions recognized in an enterprise’s financial statements in accordance with SFAS 109. This interpretation requires companies to use a prescribed model for assessing the financial statement recognition and measurement of all tax positions taken or expected to be taken in its tax returns. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The provisions of FIN 48 are effective for the Businesses on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to owner’s equity (deficit).

3. Preneed Funeral Activities

Preneed Funeral Receivables and Trust Investments

Preneed funeral receivables and trust investments, net of allowance for cancellation, represent trust investments, including investment earnings and customer receivables related to unperformed, price-guaranteed preneed funeral contracts. When the Businesses, as the primary beneficiary, receive payments from the customer, the Businesses deposit the amount required by law into the trust and reclassify the corresponding amount from Deferred preneed funeral revenues into Non-controlling interest in funeral and cemetery trusts. Amounts are withdrawn from the trusts after the contract is performed. The Businesses deposited $0.1 million into and withdrew $0.2 million from trusts during the 40 weeks ended October 7, 2006. Cash flows from preneed funeral contracts are presented as operating cash flows in the condensed combined statement of cash flows.

The components of Preneed funeral receivables and trust investments in the condensed combined balance sheet are as follows (in thousands):

October 7, 2006
Trust investments, at market	$4,187
Amounts receivable from funeral trusts	452
Receivables from customers	562

5,201
Allowance for cancellation	(84)

Preneed funeral receivables and trust investments	$5,117

The cost and market values associated with funeral trust investments at October 7, 2006 are detailed below and represent those of funeral trusts of the Businesses and to the extent necessary, the Businesses’ portion of any trusts participated in jointly with other Alderwoods locations. The portion of such joint trust assets is included based on the gross fair market value of the Businesses’ portion of assets compared to the total trust fair market value. Cost reflects the investment (net of redemptions) of contract holders in fixed income securities, common investment funds and mutual funds. Fair market value represents the value of the underlying securities or cash held by the common investment funds and mutual funds at published values. The fair market value of funeral trust investments was based primarily on quoted market prices at October 7, 2006. The Businesses assess their trust investments for other-than-temporary declines in fair value, as defined in SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities”. As a result of the Businesses’ most recent reviews of their trust investments at October 7, 2006, no adjustment to cost for the unrealized losses was required. See Note 6 to the condensed combined financial statements for further information related to non-controlling interest in funeral trust investments.

	October 7, 2006
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$458	$—	$—	$458
The Businesses investment funds:
Fixed income	1,641	1	(25)	1,617
Equity	1,264	121	—	1,385
Other	685	42	—	727

Trust investments	$4,048	$164	$(25)	$4,187

Market value as of a percentage of cost				103%

4. Preneed Cemetery Activities

Preneed Cemetery Receivables and Trust Investments

Preneed cemetery receivables and trust investments, net of allowance for cancellation, represent trust investments, including investment earnings, and customer receivables, net of unearned finance charges, for contracts sold in advance of when the property interment rights, merchandise or services are needed. When the Businesses, as the primary beneficiary, receive payments from the customer, the Businesses deposit the amount required by law into the trust, remove the corresponding amount from Deferred preneed cemetery revenues, and record the amount into Non-controlling interest in funeral and cemetery trusts. Amounts are withdrawn from the trusts when the contract is performed. The Businesses deposited $1.5 million into and withdrew $1.5 million from trusts during the 40 weeks ended October 7, 2006. Cash flows from preneed cemetery contracts are presented as operating cash flows in the condensed combined statement of cash flows.

The components of Preneed cemetery receivables and trust investments in the condensed combined balance sheet at are as follows (in thousands):

October 7, 2006
Trust investments, at market	$31,777
Receivables from customers	3,269
Unearned finance charges	(321)

34,725
Allowance for cancellation	(1,188)

Preneed cemetery receivables and trust investments	$33,537

The cost and market values associated with cemetery merchandise and services trust investments at October 7, 2006 are detailed below and represent those of cemetery trusts of the Businesses and to the extent necessary, the Businesses’ portion of any trusts participated in jointly with other Alderwoods locations. The portion of such joint trust assets is included based on the gross fair market value of the Businesses’ portion of assets compared to the total trust fair market value. Cost reflects the investment (net of redemptions) of contract holders in fixed income securities, common investment funds and mutual funds. Fair market value represents the value of the underlying securities or cash held by the common investment funds and mutual funds at published values. The fair market value of cemetery trust investments was based primarily on quoted market prices at October 7, 2006. The Businesses assess their trust investments for other-than-temporary declines in fair value, as defined in SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities”. As a result of the Businesses’ most recent reviews of their trust investments at October 7, 2006, no adjustment to cost for the unrealized losses was required. See Note 6 to the condensed combined financial statements for further information related to non-controlling interest in cemetery trust investments.

	October 7, 2006
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$1,095	$—	$—	$1,095
The Businesses investment funds:
Fixed income	15,197	11	(215)	14,993
Equity	13,740	1,949	—	15,689

Trust investments	$30,032	$1,960	$(215)	$31,777

Market value as of a percentage of cost				106%

5. Cemetery Perpetual Care Trusts

The Businesses are required by state law to pay into perpetual care trusts a portion of the proceeds from the sale of cemetery property interment rights. As the primary beneficiary of the trusts, the Businesses consolidate the perpetual care trust investments with a corresponding amount recorded as Non-controlling interest in perpetual care trusts. The Businesses deposited $0.8 million into and withdrew $0.6 million from trusts during the 40 weeks ended October 7, 2007. Cash flows from cemetery perpetual care contracts are presented as operating cash flows in the condensed combined statement of cash flows.

The cost and market values associated with trust investments held in perpetual care trusts at October 7, 2006 are detailed below and represent those of perpetual care trusts of the Businesses and to the extent necessary, the Businesses’ portion of any trusts participated in jointly with other Alderwoods locations. The portion of such joint trust assets is included based on the gross fair market value of the Businesses’ portion of assets compared to the total trust fair market value. Cost reflects the investment (net of redemptions) of contract holders in fixed income securities, common investment funds and mutual funds. Fair market value represents the value of the underlying securities or cash held by the common investment funds and mutual funds at published values. The fair market value of perpetual care trust investments was based primarily on quoted market prices at October 7, 2006. The Businesses assess their trust investments for other-than-temporary declines in fair value, as defined in SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities”. As a result of the Businesses’ most recent reviews of their trust investments at October 7, 2006, no adjustment to cost for the unrealized losses was required. See Note 6 to the condensed combined financial statements for further information related to non-controlling interest in perpetual care trust investments.

	October 7, 2006
	Cost	Unrealized Gains	Unrealized Losses	Fair Market Value
	(In thousands)
Cash and cash equivalents	$681	$—	$—	$681
The Businesses investment funds:
Fixed income	13,954	25	(184)	13,795
Equity	3,327	648	—	3,975
Other	3,168	9	(23)	3,154

Trust investments	$21,130	$682	$(207)	$21,605

Market value as of a percentage of cost				102%

6. Non-Controlling Interest in Funeral and Cemetery Trusts and in Perpetual Care Trusts

The Businesses consolidate in their balance sheet the merchandise and service trusts associated with their preneed funeral and cemetery activities as a result of the implementation of FIN 46R. Although FIN 46R requires the consolidation of the merchandise and service trusts, it does not change the legal relationships among the trusts, the Businesses or their customers. The customers are the legal beneficiaries of these merchandise and service trusts, and therefore, their interests in these trusts represent a non-controlling interest in subsidiaries.

The components of Non-controlling interest in funeral and cemetery trusts and Non-controlling interest in perpetual care trusts in the condensed combined balance sheet are detailed below.

	October 7, 2006			October 7, 2006
	Preneed Funeral	Preneed Cemetery	Total	Cemetery Perpetual Care
	(In thousands)
Trust investments, at market value	$4,187	$31,777	$35,964	$21,605
Less: Accrued trust operating payables, deferred taxes and other	(10)	(224)	(234)	(131)
Less: Receivables from trust	(343)	(2,710)	(3,053)	—

Non-controlling interest	$3,834	$28,843	$32,677	$21,474

7. Commitments and Contingencies

Litigation

The Businesses are parties to various litigation matters, investigations, and proceedings in the ordinary course of business. Management of the Businesses does not expect the outcome of any proceedings, individually or in the aggregate, to have a materially adverse effect on the Businesses’ financial position, results of operations, or liquidity.